CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.1 to Registration Statement No. 333-161666 on Form N-2 of our report dated January 23, 2009, relating to the financial statements and financial highlights of First Trust Active Dividend Income Fund, appearing in the Annual Report on Form N-CSR for the year ended November 30, 2008.

DELOITTE & TOUCHE LLP

Chicago, Illinois
November 13, 2009